Exhibit (p)(3)

November 2006

Alex. Brown Investment Management ("ABIM")

CODE OF ETHICS AND PERSONAL SECURITIES TRADING

POLICIES AND PROCEDURES

I. INTRODUCTION

ABIM recognizes the desirability of permitting Employees and members of their immediate families the opportunity to engage in normal investment practices for their personal accounts and accounts in which they have a beneficial interest. We are fiduciaries with respect to our clients. That means that the legitimate investment objectives of Employees must be balanced against the interests of clients as well as ABIM's regulatory responsibilities.

This Code of Ethics is adopted under Rule 17j-1 of the Investment Company Act of 1940, as amended (“1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”). Rule 17j-1 of the 1940 Act and Rule 204A-1 of the Advisers Act, collectively, require each fund and its investment adviser covered by the Rules to adopt Codes of Ethics that contain provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rules. The Rules also require that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics. Each employee is required to comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”). These procedures have been submitted to the Board of Directors of the DWS Scudder Family of mutual funds and the Board of Trustees of the Forum Funds (collectively, the “Funds”), and shall serve as the Code of Ethics required in connection with ABIM’s services as investment advisor to the Funds.

Each Employee is expected to adhere to these policies and procedures to avoid any actual or potential conflicts of interest, or situations in which an individual may be accused of having abused a position of trust and responsibility. All apparent violations of the policies and procedures shall be promptly reported to the Chief Compliance Officer “CCO”, Nancy I. Denney. Any retaliation for the reporting of a violation under this policy will constitute a violation of the policy. All ABIM employees must certify annually to the CCO that (i) they have read and understand and agree to abide by this Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics, except as otherwise notified by the CCO that they have not complied with certain requirements; and (iii) they have reported all transactions required to be reported under the Code of Ethics. Any questions regarding the application of these policies and procedures should be directed to the designated Principal or the designated ABIM compliance officer.

At least annually, ABIM as investment adviser to the Funds must furnish to the Funds’ Board of Directors/Trustees (“Board”) and the Board must consider, a written report that (i) describes any issues arising under the Code of Ethics or procedures since the last report to the Board including but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to material violations and (ii) certifies that ABIM has adopted procedures reasonably necessary to prevent employees from violating this Code of Ethics.

II. DEFINITIONS

Access_Persons – for purposes of this Code of Ethics policies and procedures, all ABIM Employees (defined below) will be considered access persons.

Employee - for purposes of these policies and procedures, the term Employee will refer to all employees of ABIM, members of their immediate families and directors and officers of ABIM.

Immediate_Family - Immediate Family shall include spouse, minor children, dependents and other relatives who share the same house and depend on the Employee for support.

Employee_Related_Accounts - the term "Employee Related Account" shall mean any account held in the name of an Employee or in which the Employee has a Beneficial Interest. In addition, such accounts include accounts held in the name(s) of any member(s) of the Employee's Immediate Family as well as any account in which those persons have a Beneficial Interest.

Beneficial_Ownership – Beneficial Ownership of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that an Employee or immediate family member should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities. Examples include, but are not limited to, accounts for trusts, partnerships and corporations in which an Employee or immediate family member maintains an interest or derives a benefit.

Reportable_Securities – include all securities and Exchange Traded Funds, “ETF”, except the following:

•	Direct obligations of the U.S. Government;
•	Money market instruments (including bank certificates of deposit, commercial paper and repurchase agreements);
•	Shares of money market funds;
•	Shares in mutual funds – unless ABIM acts as the investment adviser or sub adviser for the fund; and
•	Transactions in units of unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Discretionary_Accounts – An Employee Related Account where full investment discretion has been granted to an investment manager, trustee or outside bank where neither the Employee nor a member of their immediate family participates in the investment decisions or is informed in advance of transactions in the account.

Initial_Public_Offering – An offering of securities registered under Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 of Section 15(d) of the Securities Exchange Act.

Private_Securities_Transactions – A private placement or other offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant or Rule 504, Rule 505 or Rule 506 under the Securities Act.

Portfolio_Manager – An ABIM employee that provides investment advice to client accounts.

III. POLICIES/PROCEDURES

A. Substantive Restrictions on Personal Investing

1.	Initial Public Offerings

ABIM Employees are prohibited from acquiring shares of an issuer in an initial public offering.

2.	Private Securities Transactions

ABIM Employees may engage in such transactions after having obtained the prior written approval of the designated Principal or the ABIM CCO. Attached, as Exhibit_A is a copy of the general policy and the appropriate form for making such request. Among the factors in considering the request are: 1) whether the opportunity is being made available to the Employee due to the Employee’s position within ABIM; 2) whether the transaction would appear to conflict with clients' interests; and, 3) whether the security being offered is an appropriate investment to be made on behalf of clients.

Employees who received approval to engage in a private securities transaction must disclose that investment in the event they become involved in any subsequent consideration of the issuer as a potential investment for the Funds or other clients. In such circumstances, a final decision to invest on behalf of clients should be made after independent review by personnel with no personal interest in the issuer.

3.	Blackout Periods

a. Pending_Trades - Employees are prohibited from executing a transaction in an Employee Related Account when ABIM clients have pending “buy” or “sell”

orders in the same security. This prohibition will remain in effect until such orders are executed or withdrawn.

b.

Fund_Trades – Employees are prohibited from trading in a security for a period of at least 7 calendar days before, and 3 calendar days after, any transaction by a Fund Account advised by ABIM in the same security. This blackout period would be inapplicable where 1) the market capitalization of the security exceeded $2 billion; and 2) trades of ABIM do not exceed 10% of the daily average trading volume for the prior 15 days.

c.	Discretionary_Accounts – The Blackout Periods described above do not apply to Discretionary Accounts.

4.	Securities Accounts

a.	General

A Principal or the ABIM CCO approves any requests by Employees for securities accounts. If such securities accounts are approved, ABIM compliance must receive duplicate copies of confirmations and statements. Before engaging in any transactions, the Employee must confirm that: i) the account has been approved; and, ii) that the firm has been instructed to provide duplicate confirmations and statements. Attached as Exhibit_B, is a copy of the general policy and the appropriate form for making such request. All such accounts are subject to prior approval and record-keeping requirements as will be described below.

b.	Exceptions

ABIM has determined that the following outside accounts are exempt from the prior approval requirements:

(i)	Accounts maintained directly with an investment company in which shares of open-end investment companies not advised by ABIM only can be purchased; and

(ii)	Discretionary Accounts.

5.	Ban on Short-Term Trading Profits

In addition to the blackout periods noted above, and in the absence of appropriate extenuating circumstances, ABIM Employees are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. Profits realized from trades within the proscribed period will be required to be forfeited to ABIM. Under limited and appropriate circumstances, an

Employee may request an exception to this restriction before trade execution. Such requests may only be made to and approved by either the designated Principal or the CCO.

6.	Outside Business Affiliations, Employment or Compensation

ABIM Employees may not maintain outside affiliations (e.g. officer or director, governor, trustee, etc.) without the prior written approval of the designated Principal or ABIM CCO. Attached, as Exhibit_C is a copy of the general policy and the appropriate form for making such a request. Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken based upon a determination that these activities are consistent with the interest of ABIM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

7.	Gifts

ABIM restricts the making or receiving of gifts and gratuities to ensure the highest standards of employee integrity and conduct, and to ensure compliance with rules of the various self-regulatory organizations. ABIM Employees are expected to report and receive prior approval for any such gifts or gratuities, except for gifts of de minimis value. De minimis is defined as the annual receipt of gifts from the same source valued at $100 or less.

B. Procedures for Personal Investing

1.	Transaction Approval

All ABIM Employees must receive prior approval of personal securities transactions in Employee Related Accounts. All prior approval requests must be made in writing to the designated Principal or his designee for such approvals. Approvals of transactions are good for the day they are given and must be reinstated the next day if not executed or withdrawn. Attached, as Exhibit_D is a copy of the Personal Securities Transaction Approval Form to be completed by ABIM Employees. Only after receiving approval may the ABIM Employees contact their registered representative to enter the order.

Requests for approval of trades by ABIM Employees (and the accompanying approval form) are to be directed to the designated Principal, or his designee, and, once approved, a copy of the completed form will be forwarded to the CCO.

ABIM has determined that certain securities transactions are exempt from the prior approval requirements as follows:

•	Trading activity in Discretionary Accounts;
•	Shares of open-end investment companies (other than ETF) registered under the Investment Company Act of 1940, if ABIM does not serve as the adviser or sub-adviser;
•	Shares purchased under an issuer sponsored dividend reinvestment program;
•	Purchases and sales of securities issued or guaranteed by the U.S. government or its agencies and bank certificates of deposit;
•	To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
•

Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options. Any sale of securities acquired pursuant to the exercise of employee stock options remains subject to the pre-clearance procedures.

2.	Records of Securities Transactions

a.	General

Each ABIM Employee is responsible for confirming that all Employee Related Accounts are set up in such a way that ABIM compliance receives records of securities transactions. ABIM must receive duplicate copies of confirmations and statements. Before engaging in any transactions, the Employee must confirm that: i) the account has been approved; and, ii) that firm has been instructed to provide duplicate confirmations and statements.

b.	Exemptions

(i)

Accounts maintained directly with an investment company in which shares of open-end investment companies not advised or sub-advised by ABIM only can be purchased are exempt from the records requirements, provided that the requisite information regarding the account is disclosed in the Employee’s Initial Holdings Report and Annual Holdings Report, as described in paragraph 4.a. below.

(ii)	Discretionary Accounts are exempt from the records requirements, if the requisite information regarding the account is disclosed as described in paragraph 4.b. below.

3. Post-Trade Monitoring

ABIM compliance personnel will conduct quarterly reviews of the trading activities of ABIM Employees to monitor compliance with these procedures to ensure that the interests of ABIM and its clients are not compromised.

4.	Certification/Disclosure of Accounts and Holdings

a.	Employee_Related_Accounts

All ABIM Employees will, at time of hire and annually thereafter, be provided with a copy of these policies and procedures and will be requested to certify annually that they have read and understand them.

(i)	Initial Holdings Report

Within 10 days of the Employee’s hire date, each Employee shall make an Initial Holdings Report in the form of Exhibit_E.

(ii)	Quarterly Securities Transaction Report

No later than 30 days after the end of a calendar quarter, each Employee shall make a Quarterly Securities Transaction Report in the form of Exhibit_F unless the report would duplicate information contained in broker trade confirmations or account statements received by ABIM compliance in the time period required.

(iii)	Annual Holdings Report

On a calendar year basis, each Employee shall make an Annual Holdings Report in the form of Exhibit_G. The Annual Holdings Report shall contain information that is current as of a date that is no more than 45 days before the report is submitted.

b.	Discretionary_Accounts

Each ABIM Employee with a Discretionary Account will, at the time of hire and annually thereafter, provide ABIM compliance with a certification from their investment manager, trustee or outside bank, as applicable, as to the discretionary status of the account. The certification form is attached as Exhibit_H.

C.	Sanctions

Persons violating the provisions of these Personal Trading Policies and Procedures may be subject to the following sanctions:

When a violation occurs, a committee consisting of ABIM senior management will review the violation. The committee will determine appropriate sanctions, which may include (but are not limited to) a letter of censure, monetary penalties, restrictions on the violator’s personal securities transactions, unwinding of the transaction and disgorgement of profits and suspension or termination of employment.

The proceeds of any monetary penalties recovered in connection with the sanctions described above shall be donated to the United Way.

EXHIBIT_A

PRIVATE_SECURITIES_TRANSACTIONS

Private Securities Transactions are those that are not transacted through a brokerage firm and/or not reflected on records of accounts maintained at such brokerage firms. ABIM Employees and members of their immediate family may not purchase or sell any security (except those exempt under this Code of Ethics) in a private securities transaction unless the Employee has received the prior_written_approval of the designated Principal or CCO. Requests for approval must be made on the Request for Approval of Private Securities Transaction Form (a copy of which is provided with these procedures). The definition of a private securities transaction should be construed broadly. Any questions regarding such transactions should be directed to the designated Principal or CCO.

REQUEST_FOR_APPROVAL_OF PRIVATE_SECURITIES_TRANSACTION

To:	Lee S._Owen	(Principal)

The undersigned requests approval of the following securities transaction:

Issuer:	___________________________________________________________________________
Is Issuer a publicly traded company?	Yes ______	No ______

Buy: ______	Sell: ______	Anticipated Date of Transaction: _______________________

Description of Securities: __________________________________________________________

Number of Shares/Units:_______________________	Cost/Proceeds: __________________

Name of person from whom I propose to purchase or to whom I propose to sell:

_______________________________________________________________________________

Is this person a client of the Firm?	Yes ______	No ______

If yes, what is nature of the client relationship between that person and the firm?

_______________________________________________________________________________

To your knowledge, is this investment being offered to others?	Yes ______	No ______

Are you providing any service or advice to this Issuer?	Yes ______	No ______

If yes, please describe the service or advice:

______________________________________________________________________________

_______________________________

(Name of Person Requesting Approval)

______________________	_______________________________

(Date)	(Signature)

IMPORTANT NOTICE

IT IS THE FIRM’S POLICY THAT EMPLOYEES MAY NOT SOLICIT OR RECOMMEND TO ANY CLIENT OF THE FIRM THE PURCHASE OF ANY SECURITY UNLESS SUCH PURCHASE IS MADE THROUGH THE FIRM. MOREOVER, THE RECEIPT BY ANY EMPLOYEE OF A “FINDER’S FEE” OR OTHER COMPENSATION FROM A PERSON OR COMPANY UNRELATED TO THE FIRM FOR REFERRALS OF PROSPECTIVE INVESTORS IS PROHIBITED.

To:	Lee S. Owen, Principal

I have reviewed and approved this request for permission to engage in the private securities transaction described. In connection with this request, I have the following comments:

______________________________________________________________________________

_______________________________________________________________________________

______________________________________________________________________________

_____Lee S._Owen___________________________
(Name of Principal)

____________	___________________________________________
(Date)	(Signature of Principal)

To: ________________________________________________(Person Requesting Approval)

Your request for permission to engage in the private securities transaction described on the front of this form has been approved. If any of the details of that transaction change, please advise ABIM Compliance before the transaction is completed.

____________	__________________________________________
(Date)	(Signature of Principal)

EXHIBIT_B

SECURITIES_ACCOUNTS

Accounts may be maintained at brokerage firms. Any such requests for a securities account must be made in writing on a Request for Approval of a Brokerage Account Form (a copy of which is provided with these procedures) and approved in advance by the designated Principal or CCO.

REQUEST_FOR_APPROVAL_OF_A_BROKERAGE_ACCOUNT

To: ___Lee S._Owen______	From: _______________________________
Principal

The undersigned requests approval to maintain the outside brokerage account described below.

Name & Address	_____________________________________________________________
of Broker Dealer	_____________________________________________________________

Investment Representative for A/C: _________________________________________________

A/C #: __________________	A/C Title: _______________________________________

Reason for Request: _____________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

I understand that if my request is approved, I must:

1)	Comply with the Firm’s procedures requiring prior approval by the designated ABIM Principal or the CCO of all transactions in this account; and
2)	Make the necessary arrangements for ABIM compliance to receive duplicate confirmations and monthly statements for this account.

____________________________________	___________________________________
(Name of Person Requesting Approval)	(Signature of Person Requesting Approval)

To:	Compliance	Date: __________________________

I have reviewed and approved this request for the above outside brokerage account.

______Lee S._Owen____________________	____________________________________
(Name of Principal)	(Signature of Principal)

EXHIBIT_C

OUTSIDE_BUSINESS_AFFILIATIONS,_EMPLOYMENT_AND_COMPENSATION

General_Policy

No ABIM Employee may maintain outside affiliations (directorships, governorships or trusteeships) with business organizations, outside employment or receive compensation from any source, without the prior_approval of a Principal or the designated ABIM compliance officer. Requests for approval must be made on the Outside Business Affiliation, Employment or Compensation Form (a copy of which is provided with these procedures). Termination of such affiliations must also be reported.

Service_on_Board_of_Eleemosynary_Organizations

ABIM Employees are encouraged not only to provide monetary support to charitable and civic organizations in their communities, but also to be generous with their time and effort. ABIM is justifiably proud that many Employees serve as officers, directors, trustees or fund-raisers for numerous eleemosynary organizations.

From time to time, such organizations may need to procure, either directly or indirectly, investment management services that ABIM provides, and the Employee associated with such an organization may expect either to provide those services on behalf of ABIM, or be compensated by ABIM as a result of the use of these services, or to be directed business by an unrelated service provider recommended by the Employee to that organization.

For the benefit of the eleemosynary organization, ABIM and the ABIM Employee associated with the eleemosynary organization, the following guidelines apply whenever ABIM is providing or is expected to provide services, directly or indirectly, to the organization with which the employee is associated:

1.	The Employee must disclose his or her employment by ABIM; and,
2.

If the Employee expects to be compensated by ABIM in connection with or as a result of, the services provided by ABIM or an unrelated service provider recommended by the Employee, the Employee must disclose this fact; and,

3.	If the Employee is a member of the body which decides whether to employ ABIM, the Employee must abstain from participating in the selection of the service provider; and,
4.

All of the foregoing must be memorialized in writing to the appropriate officer of the board of the eleemosynary organization or in the minutes of the applicable meeting(s) of the governing body at which the selection of the service provider is made.

PLEASE SEE THE APPROVAL_OF OUTSIDE_BUSINESS_AFFILIATION, EMPLOYMENT_OR_COMPENSATION_FORM ON THE FOLLOWING PAGE

OUTSIDE_BUSINESS_AFFILIATION,_EMPLOYMENT_OR_COMPENSATION

FIRM_POLICY

No Employee may maintain any outside affiliations (e.g. officer or director, governor, or trustee etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of ABIM Compliance.

Outside affiliation relationships with non-business organizations (e.g. church, civic organization, etc.) do not require prior approval unless the Employee wants to establish and handle an account for the organization. Generally, Employee’s may not serve as trustee for any such accounts while they also serve as Portfolio Manager for the account.

Please provide the information requested below, sign the form and submit to ABIM Compliance for approval. You will be informed if approval is granted.

1. Employee Name: _____________________________________________________________

2.	Organization with which you wish to become affiliated, or organization or person by whom you wish to be employed or compensated:

a.	Name:_____________________________________________________________

b.	Address: ___________________________________________________________

c.	Nature of Business: __________________________________________________

d.	Does the organization have publicly traded securities? _______________________

e.	If so, where are they traded? ____________________________________________

f.	Does the organization have an account at the Firm? ______________

g.	If so, what is the account number and who is the Portfolio Manager? __________ __________________

State the nature of your proposed affiliation or employment, or the nature of the services for which you will be compensated, and briefly describe your duties: ____________________ ___________________________________________________________________________ ___________________________________________________________________________

3.	On what date will your proposed affiliation, employment or compensation begin? __________

4.	a.	Will you be compensated? ___________________________________________________

b.	If so, how much? __________________________________________________________

State the nature and extent of your financial interest, if any, in the organization: ____________ ___________________________________________________________________________ ___________________________________________________________________________

7. State the amount of time you will devote to the organization’s business and indicate whether you will devote any time to the organization’s business during normal working hours: __________________________________________________________________________

8. State the reasons why you seek to become affiliated with the organization (social contact, knowledge of the industry, etc.) _________________________________________ ____________________________________________________________________________________________________________________________________________________

..................................................................................................................

To:	_______Lee S._Owen________________(Principal)

The undersigned requests approval of the outside business affiliation, employment or compensation described on this request.

___________________________________
(Name of Person Requesting Approval)

__________________	____________________________________
(Date)	(Signature of Person Requesting Approval)

.....................................................................................................................

To:	Compliance

I have reviewed and approved this request for the outside business affiliation, employment or compensation described on this request. In connection with this request, I have the following comments: _____________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________

______Lee S._Owen____________________
(Name of Principal)

__________________	____________________________________
(Date)	(Signature of Principal)

To:__________________________________	(Person Requesting Approval)

The outside business affiliation, employment or compensation described on this request has been approved. Please advise ABIM Compliance in writing if any of the information disclosed changes materially.

__________________	____________________________________
(Date)	(ABIM Compliance)

EXHIBIT_D

ABIM EMPLOYEE TRANSACTION APPROVAL FORM

EMPLOYEE NAME
NAME OF SECURITY
BUY or SELL/ # OF SHARES
TRADE DATE
ACCOUNT #
BROKER / BROKERAGE

Are there any pending buy or sell orders for clients involving this security? ( )YES ( ) NO

Are you aware of any mutual fund trades of the securities named above in the past 3 days or of the intention of any fund manager to trade the securities named above within the next 7 days? ( ) YES ( ) NO

If YES,	A)	Market capitalization over $2 billion? ( ) YES ( ) NO
AND	B) Mutual fund trades do not exceed 10% of Issuer’s average daily trading volume for last 15 days? ( ) YES ( ) NO

(If either market cap is under $2 billion or mutual fund trading volume is greater than 10% of average daily trading volume for last 15 days, blackout period applies.)

If the transaction described above is a purchase, does it involve the acquisition of shares of an issuer in an initial public offering? ( ) YES ( ) NO

(Purchases of shares of an issuer in an initial public offering are prohibited.)

If the transaction described above is a transaction for profit, have you held your position in the securities for more than 30 days? ( ) YES ( ) NO

(If transaction is for profit, position must be held a minimum of thirty (30) days before sale.)

_____________________________________

Employee’s Signature

Approval _____________________________

NOTES:	APPROVAL IS GOOD FOR THE ABOVE LISTED TRADE DATE ONLY, UNLESS OTHERWISE INDICATED.

RETURN APPROVED FORM TO NANCY DENNEY, CCO

EXHIBIT_E

ALEX. BROWN INVESTMENT MANAGEMENT

INITIAL_HOLDINGS_REPORT

Name of Reporting Person:____________________________________________

Information in Report Dated As Of: _____________________________________

Date Report Due (within 10 days of becoming an Access Person): _____________

Date Report Submitted: _______________________________________________

Securities_Holdings

Name of Issuer and Title of Security	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here: ___________

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue: ______________________________________

Securities_Accounts

Name of Broker, Dealer or Bank	Name(s), Type of Account and Account Number

If you have no securities accounts to report, please check here: _____________

I certify that I have read, understand and agree to abide by the Code of Ethics of Alex. Brown Investment Management. I have included on the report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

______________________________	__________________________
Signature	Date

EXHIBIT_F

ALEX. BROWN INVESTMENT MANAGEMENT

QUARTERLY_TRANSACTIONS_REPORT

Name of Reporting Person:____________________________________________

Reporting Period (previous calendar quarter end): __________________________

Date Report Due (within 30 days of the calendar quarter end): ________________

Date Report Submitted: _______________________________________________

Quarterly_Securities_Transactions

Please list any transactions subject to disclosure per the ABIM Code of Ethics and Personal Securities Trading Policies and Procedures.

Date of Transaction	Description (security, shares, total amount)

(Attach additional sheets if necessary)

If you have no securities transactions to report, please check here: __________

I certify that I have included on the report all securities transactions required to be reported pursuant to the Code of Ethics.

______________________________	_________________________
Signature	Date

EXHIBIT_G

ALEX._BROWN_INVESTMENT_MANAGEMENT

ANNUAL_HOLDINGS_REPORT

Name of Reporting Person:________________________________________________

Information in Report Dated as of: December_31,______________________________

Date Report Due: February_14,_____________________________________________

Date Report Submitted: __________________________________________________

Year Ended: ___________________________________________________________

Securities_Holdings

Name of Issuer and Title of Security	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report for the year, please check here:	________

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue: _______________________________________________

Securities_Accounts

Name of Broker, Dealer or Bank	Date Account Was Established	Name(s) and Type of Account	Account #

If you have no securities accounts to report for the year, please check here: ______________

I certify that I have read, understand and agree to abide by the Code of Ethics of Alex. Brown Investment Management. I have complied with all requirements of the Code of Ethics; and I have reported all transactions required to be reported under the Code of Ethics.

______________________________	_______________________
Signature	Date

EXHIBIT_H

DISCRETIONARY_ACCOUNT_CERTIFICATION_FORM

I, ____________________ hereby certify that I am a representative of the investment manager, trustee or outside bank at which the account described below is maintained:

ACCOUNT NAME:	___________________________________________

ACCOUNT NUMBER:	___________________________________________

FIRM AT WHICH

MAINTAINED:	___________________________________________

BENEFICIARY:	___________________________________________

I further certify that neither the Beneficiary named above nor any close relative of the Beneficiary exercises investment discretion over the account participates in investment decisions with respect to the account or is informed in advance of transactions in the account.

__________________________________

(Signature)

__________________________________

(Name)

__________________________________

(Title)